Exhibit 99.1

RELEASE: Immediate                                    CONTACT: Ronda J. Williams
                                                               312-706-3232

              OIL-DRI REPORTS SECOND QUARTER AND FIRST HALF RESULTS

CHICAGO - February 27, 2007 - Oil-Dri Corporation of America (NYSE: ODC) today announced increased net income on decreased net sales for the second quarter ended January 31, 2007.

The Company reported net sales of $52,873,000 for the quarter, a 2% decrease compared with net sales of $53,963,000 in the same quarter one year ago. The Company reported net income for the quarter of $1,963,000, or $0.28 per diluted share, an 8% increase compared with net income of $1,867,000, or $0.26 per diluted share, in the same quarter one year ago.

Net sales for the first six-month period were $105,002,000, a 3% increase compared with sales of $101,752,000 in the same period one year ago. Net income for the six-month period was $3,610,000, or $0.52 per diluted share, a 30% increase compared with net income of $2,895,000, or $0.40 per diluted share, in the same period last fiscal year.

SECOND QUARTER REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, "This quarter we experienced year over year income growth in our Retail and Wholesale Products Group. In light of weak net sales in our Business-to-Business Products Group, this demonstrates the strength of our diverse markets.

"We are encouraged with the progress we have made repairing our gross profit margins. Despite the sales decline for the quarter, earnings grew and margins expanded, primarily as a result of price increases implemented earlier this year.

"Our operating cash flow for the six-month period was $7,113,000, up significantly from $455,000 in the same period last fiscal year.

"At January 31, 2007, we became an accelerated filer for Securities and Exchange Commission reporting purposes. As a result, we will be required to comply with all of the requirements of Section 404 of the Sarbanes-Oxley Act as of July 31, 2007. While we will experience increased expenses over the remainder of the fiscal year as a result of our compliance efforts, we do not expect these expenses to have a material impact on our results of operations."

BUSINESS REVIEW

Net sales for the Company's Business-to-Business Products Group were $16,897,000 and group income was $2,851,000 for the second quarter. Net sales were $33,782,000 and group income was $6,249,000, for the six-month period.

                                  - continued -

Decreased sales of the Group's agricultural carriers, bleaching clays, and animal health and nutrition products, in both units and dollars, negatively impacted quarterly results.

Net sales for the Company's Retail and Wholesale Products Group were $35,976,000 and group income was $4,540,000 for the second quarter. Net sales were $71,220,000 and group income was $8,089,000, for the six-month period. Price increases drove improved sales dollars for both cat litter and industrial and automotive products in the United States and Canada and helped repair some of the margin damage caused a year ago by the dramatic increase in the cost of natural gas.

FINANCIAL REVIEW

On December 5, 2006, Oil-Dri's Board of Directors declared quarterly cash dividends of $0.12 per share of outstanding Common Stock and $0.09 per share of outstanding Class B Stock. The dividends will be payable on March 16, 2007, to stockholders of record at the close of business on February 9, 2007. At the January 31, 2007 closing price of $16.36 per share and assuming cash dividends continue at the same rate, the annual yield on the Company's Common Stock is 2.9%. The Company has paid cash dividends continuously for 32 years.

The Company did not repurchase any Common Stock in the six-month period ended January 31, 2007.

Cash, cash equivalents and short-term investments at January 31, 2007, totaled $28,418,000. Capital expenditures for the six-month period totaled $4,098,000, which was $426,000 more than the period's depreciation and amortization of $3,672,000.

LOOKING FORWARD

Jaffee said, "We are optimistic about our financial results as we head into the final two quarters of our fiscal year. There are obvious challenges we face to recover some of the lost sales momentum we experienced in the second quarter, but we are confident that we will be able to get back on track."

                                       ###

The Company will offer a live web cast of the second quarter earnings teleconference on Wednesday, February 28, 2007, at 10 a.m. CST. To listen to the call via the web, please visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri web site.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world's largest manufacturer of cat litter.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management's assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as "expect," "outlook," "forecast," "would", "could," "should," "project," "intend," "plan," "continue," "believe," "seek," "estimate," "anticipate," "believe", "may," "assume," variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

OIL-DRI CORPORATION OF AMERICA
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

                                             SECOND QUARTER ENDED JANUARY 31,
                                 ----------------------------------------------------
                                    2007       % OF SALES       2006       % OF SALES
                                 ----------    ----------    ----------    ----------
Net Sales                        $   52,873         100.0%   $   53,963         100.0%
Cost of Sales                       (41,376)         78.3%      (43,395)         80.4%
                                 ----------    ----------    ----------    ----------
Gross Profit                         11,497          21.7%       10,568          19.6%
Operating Expenses                   (8,651)         16.4%       (7,742)         14.3%
                                 ----------    ----------    ----------    ----------

Operating Income                      2,846           5.4%        2,826           5.2%
Interest Expense                       (641)          1.2%         (539)          1.0%
Other Income                            475           0.9%          262           0.5%
                                 ----------    ----------    ----------    ----------

Income Before Income Taxes            2,680           5.1%        2,549           4.7%
Income Taxes                           (717)          1.4%         (682)          1.3%
                                 ----------    ----------    ----------    ----------
Net Income                       $    1,963           3.7%   $    1,867           3.5%
                                 ==========    ==========    ==========    ==========

Net Income Per Share*:
    Basic Common                 $     0.32                  $     0.30
    Basic Class B Common         $     0.23                  $     0.22
    Diluted                      $     0.28                  $     0.26
Average Shares Outstanding*:
    Basic Common                      4,871                       5,007
    Basic Class B Common              1,815                       1,822
    Diluted                           6,987                       7,256

                                                  SIX MONTHS ENDED JANUARY 31,
                                      ----------------------------------------------------
                                         2007       % OF SALES       2006       % OF SALES
                                      ----------    ----------    ----------    ----------
Net Sales                             $  105,002         100.0%   $  101,752         100.0%
Cost of Sales                            (82,842)         78.9%      (82,757)         81.3%
                                      ----------    ----------    ----------    ----------
Gross Profit                              22,160          21.1%       18,995          18.7%
Gain on Sale of Long-Lived Assets             --            --           415           0.4%
Operating Expenses                       (16,812)         16.0%      (15,001)         14.7%
                                      ----------    ----------    ----------    ----------

Operating Income                           5,348           5.1%        4,409           4.3%
Interest Expense                          (1,258)          1.2%         (969)          1.0%
Other Income                                 838           0.8%          512           0.5%
                                      ----------    ----------    ----------    ----------

Income Before Income Taxes                 4,928           4.7%        3,952           3.9%
Income Taxes                              (1,318)          1.3%       (1,057)          1.0%
                                      ----------    ----------    ----------    ----------
Net Income                            $    3,610           3.4%   $    2,895           2.8%
                                      ==========    ==========    ==========    ==========

Net Income Per Share*:
    Basic Common                      $     0.58                  $     0.46
    Basic Class B Common              $     0.43                  $     0.34
    Diluted                           $     0.52                  $     0.40

Average Shares Outstanding*:
    Basic Common                           4,861                       5,005
    Basic Class B Common                   1,810                       1,823
    Diluted                                6,952                       7,263

* Net Income Per Share and Average Shares Outstanding for the three months and the six months ended January 31, 2006 have been restated to reflect the Company's five-for-four stock split, on September 8, 2006.

OIL-DRI CORPORATION OF AMERICA

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

                                              AS OF JANUARY 31,
                                             ---------------------
                                                2007       2006
                                             ---------   ---------
Current Assets
  Cash, Cash Equivalents and Investments     $  28,418   $  29,485
  Accounts Receivable, net                      26,920      28,165
  Inventories                                   14,429      15,444
  Prepaid Expenses                               6,840       8,514
                                             ---------   ---------
    Total Current Assets                        76,607      81,608
                                             ---------   ---------
Property, Plant and Equipment                   51,313      48,618
Other Assets                                    12,615      12,916
                                             ---------   ---------
Total Assets                                 $ 140,535   $ 143,142
                                             =========   =========

Current Liabilities
  Current Maturities of Notes Payable        $   4,080   $   3,080
  Accounts Payable                               6,184       6,158
  Dividends Payable                                758         608
  Accrued Expenses                              14,588      14,951
                                             ---------   ---------
    Total Current Liabilities                   25,610      24,797
                                             ---------   ---------
Long-Term Liabilities
  Notes Payable                                 31,080      35,160
  Other Noncurrent Liabilities                   8,610       7,850
                                             ---------   ---------
    Total Long-Term Liabilities                 39,690      43,010
                                             ---------   ---------
Stockholders' Equity*                           75,235      75,335
                                             ---------   ---------
Total Liabilities and Stockholders' Equity   $ 140,535   $ 143,142
                                             =========   =========

Book Value Per Share Outstanding             $   11.28   $   11.03

Acquisitions of
  Property, Plant and Equipment
    Second Quarter                           $   1,746   $   1,589
    Year to Date                             $   4,098   $   4,624
Depreciation and Amortization Charges
    Second Quarter                           $   1,848   $   1,810
    Year to Date                             $   3,672   $   3,607

* Stockholders' Equity at January 31, 2007, reflects an adjustment of $1,235,000 (net of tax) taken August 1, 2006 as part of the Company's implementation of EITF 04-06 "Accounting for Stripping Costs Incurred during Production in the Mining Industry".

OIL-DRI CORPORATION OF AMERICA

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

                                                               FOR THE SIX MONTHS ENDED
                                                                      JANUARY 31,
                                                               ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES                              2007          2006
------------------------------------------------------------   ----------    ----------
Net Income                                                     $    3,610    $    2,895

Adjustments to reconcile net income to net cash
 provided by operating activities:
     Depreciation and Amortization                                  3,672         3,607
     (Increase) in Accounts Receivable                             (1,010)       (4,711)
     Decrease (Increase) in Inventories                             1,268        (2,758)
     (Decrease) Increase in Accounts Payable                         (968)        1,030
     (Decrease) Increase in Accrued Expenses                          (95)        1,283
     Other                                                            636          (891)
                                                               ----------    ----------
          Total Adjustments                                         3,503        (2,440)
                                                               ----------    ----------
     Net Cash Provided by Operating Activities                      7,113           455
                                                               ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital Expenditures                                          (4,098)       (4,624)
     Net Dispositions/(Purchase) of Investment Securities             848        (8,894)
     Other                                                             30         1,000
                                                               ----------    ----------
     Net Cash Used in Investing Activities                         (3,220)      (12,518)
                                                               ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on Long-Term Debt                             (80)          (80)
     Dividends Paid                                                (1,509)       (1,165)
     Purchase of Treasury Stock                                        --        (1,826)
     Proceeds from Issuance of Long-Term Debt                          --        15,000
     Other                                                            618         1,307
                                                               ----------    ----------
     Net Cash (Used in) Provided by Financing Activities             (971)       13,236
                                                               ----------    ----------

Effect of exchange rate changes on cash and cash equivalents           43          (245)

Net Increase in Cash and Cash Equivalents                           2,965           928
Cash and Cash Equivalents, Beginning of Year                        6,607         5,945
                                                               ----------    ----------
Cash and Cash Equivalents, January 31                          $    9,572    $    6,873
                                                               ==========    ==========